UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2009

MOBILE PRESENCE TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141327	20-8545693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Belmont Ave.
Northampton, MA 01060

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (917) 825-9093

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2009, Mobile Presence Technologies, Inc. (the “Company”) entered into a Stock Exchange and Reorganization Agreement, dated as of October 22, 2009 (the “Agreement”), by and among the Company, Tianwei International Development Corporation, an Oregon corporation (“TIDC”), CAOPU Enterprise Limited, a company organized under the laws of the British Virgin Islands, (“CAOPU”), London Financial Group Ltd., a company organized under the laws of the British Virgin Islands (“LFG”), Phoebus Investment Development Group, Ltd., a company organized under the laws of the British Virgin Islands (“Phoebus”), and Timothy Lightman (“TL”).

Pursuant to the Agreement, at the closing (the “Closing”), each of CAOPU, LFG and Phoebus will sell to the Company 19,200 (96%), 266 (1.33%) and 534 (2.67%), shares of common stock of TIDC respectively, in exchange for an aggregate of 1,543,500 shares of common stock of the Company. After the Closing, the Company will own 100% of the issued and outstanding capital stock of TIDC, (ii) CAOPU shall own 1,481,160 shares (86.4%) of the then issued and outstanding shares of the Company’s common stock, (iii) LFG shall own 20,529 shares (1.20%) of the issued and outstanding shares of the Company’s common stock, (iv) Phoebus shall own 41,200 shares (2.4%) of the issued and outstanding shares of the Company’s common stock.

In connection with the Agreement, TL, the owner of 975,000 shares of the Company’s common stock, agreed to cancel 875,000 of such shares of the Company’s common stock.

The closing of the agreement is subject to the satisfaction of certain conditions including, but not limited to (i) written consent of the Stock Exchange by the board of directors and holders of CAOPU, LFG and Phoebus common stock and MBPI common stock, (ii) cancellation of the 875,000 shares of MBPI Common Stock beneficially owned by TL, (iii) issuance of up to [1,543,500] shares of MBPI common stock to exchange for all the issued and outstanding share of TIDC owned by each of CAOPU, LFG and Phoebus, and (iv) written consent of the Asset Sale from MBPI. In addition, at the Closing, the Company shall sell to TL all of the assets of the Company immediately prior to the Closing and TL shall assume the liabilities of the Company outstanding immediately prior to the Closing pursuant to a separate agreement (the “Asset Sale”). No assurances can be given when, if ever, the Agreement will Close or the Asset Sale will be completed.

TIDC is a privately held, Oregon corporation that controls 100% of Shandong Caopu Arts & Crafts Co., Ltd (“SCAC”), a crafts and furniture manufacturer in China. SCAC is engaged in business of manufacturing and marketing straw and wicker products, wooden handicraft products, inside and outside solid wood furniture, office furniture, and Christmas gifts. Its products are sold in more than thirty (30) overseas places, including but not limited to, America, German, England, Holland, Italy, Sweden, Japan, Canada, Denmark, Hong Kong, Taiwan.

In the event the Stock Exchange closes, the Company’s current business will cease, and the Company’s operations will change to those of SCAC.

Additionally, effective as of the Closing, the Company’s current officers and directors will resign and new officers and directors will be appointed by TIDC. No assurance can be provided that the new officers and directors of the Company will be able to properly manage its operations and/or timely file our periodic reports. As a result of this and other factors, no assurance can be given that the Company will continue to trade on the over-the-counter Bulletin Board subsequent to the date of the Closing.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number 10.1

Description
Stock Exchange and Reorganization Agreement, dated as of October 22, 2009 by and among the Company, Tianwei International Development Corporation, CAOPU Enterprise Limited, London Financial Group Ltd., Phoebus Investment Development Group, Ltd., and Timothy Lightman. (Nonmaterial schedules and exhibits identified in the Stock Exchange and Reorganization Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. The Company agrees to furnish supplementally to the SEC upon request by the SEC a copy of any omitted schedule or exhibit.)

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobile Presence Technologies, Inc.

Date: October 22, 2009	By: /s/ Timothy Lightman
Timothy Lightman, Chief Executive Officer

Exhibit Index

Exhibit Number 10.1

Description
Stock Exchange and Reorganization Agreement, dated as of October 22, 2009 by and among the Company, Tianwei International Development Corporation, CAOPU Enterprise Limited, London Financial Group Ltd., Phoebus Investment Development Group, Ltd., and Timothy Lightman. (Nonmaterial schedules and exhibits identified in the Stock Exchange and Reorganization Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. The Company agrees to furnish supplementally to the SEC upon request by the SEC a copy of any omitted schedule or exhibit.)